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                                                                   EXHIBIT 10.16


                  FIRST AMENDMENT TO EXECUTIVE INCENTIVE STOCK
               COMPENSATION PLAN OF CLAYTON WILLIAMS ENERGY, INC.


                      ADOPTED BY THE BOARD OF DIRECTORS OF
                       CLAYTON WILLIAMS ENERGY, INC. AS OF
                                OCTOBER 25, 1996


   1. Section 5(b)(i) of the Executive Incentive Stock Compensation Plan of Clayton Williams Energy, Inc. (the "Plan") is hereby modified by deleting the phrase "that the minimum price per share which may be used in the foregoing calculation is $2.00 per share, and the maximum price per share which may be used in the foregoing calculation is $12.00 per share; and provided further" so that the end of the first paragraph of Section 5(b) of the Plan reads as follows:

       ; provided, however, that if the number of shares resulting from the foregoing calculation contains a fraction, such number shall be rounded down to the next whole number and the fraction eliminated. No fractional shares will be issued under the Plan.


   2. Except as expressly modified above, the Plan shall remain unchanged and in full force and effect.